Exhibit 3.17

STATE OF NORTH CAROLINA	Department of The Secretary of State

To all whom these presents shall come, Greetings:

I, ELAINE F. MARSHALL, Secretary of State of the State of North Carolina, do hereby certify the following and hereto attached to be a true copy of

ARTICLES OF INCORPORATION
OF
QVC ROCKY MOUNT, INC.

the original of which was filed in this office on the 20th day of July, 1999.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at the City of Raleigh, this 20th day of July, 1999.

Secretary of State

992019037		CORP ID # 0500542
FILED
	ARTICLES OF INCORPORATION	3:52 PM
JUL 20 1999
OF
Effective
	QVC ROCKY MOUNT, INC.	ELAINE F.MARSHALL
SECRETARY OF STATE
NORTH CAROLINA

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these Articles of Incorporation for the purpose of forming a business corporation.

1.                                      The name of the corporation is:

QVC ROCKY MOUNT, INC.

2.                                      The number of shares the corporation is authorized to issue is 100,000 shares of common stock all of one class.

3.                                      The street address and county of the initial registered office of the corporation is:

Number and Street:	225 Hillsborough Street
City, State and Zip Code:	Raleigh, North Carolina 27603
County:	Wake

4.                                      The mailing address of the initial registered office is the same as the street address.

5.                                      The name of the initial registered agent is: CT Corporation System

6.                                      The following additional provision is included in these Articles of Incorporation:

The number of directors constituting the initial board of directors shall be two (2); and the name and address of the persons who are to serve as directors until the first meeting of shareholders, or until their successors are elected and qualify, are:

NAME	ADDRESS

Douglas Briggs	QVC, Inc.
Studio Park
West Chester, Pennsylvania 19380

Neal S. Grabell	QVC, Inc.
Studio Park
West Chester, Pennsylvania 19380

7.                                      The name and address of the incorporator is Spruillco, Ltd., 3600 Glenwood Avenue,
Raleigh, North Carolina 27612.

8.                                      These articles will be effective upon filing unless a different date and time are specified.

This the 20th day of July, 1999.

SPRUILLCO, LTD.,
Incorporator

By:
William S. Cherry, Jr
Vice President